UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 15, 2017

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2017, Epizyme, Inc. (the “Company”) announced that Andrew E. Singer, the Company’s Executive Vice President and Chief Financial Officer, will be leaving the Company to pursue other business opportunities, effective August 31, 2017. Susan Graf, the Company’s Chief Business Officer, has assumed responsibility for the finance organization going forward, including the Company’s financial reporting and analysis group, and will serve as the Company’s principal financial officer.

Ms. Graf, 44, has served as the Company’s Chief Business Officer since April 2016. Prior to joining the Company, from May 2013 to March 2015, Ms. Graf served as Vice President, Corporate Development and Strategy for NPS Pharma before it was acquired by Shire in 2015. Prior to joining NPS Pharma, Ms. Graf spent nearly18 years at Roche in a number of leadership and executive positions, including Global Head, Commercial Assessment and Due Diligence for Roche Partnering. Ms. Graf received a Bachelor of Pharmacy degree from Purdue University and an M.B.A. from the Stern School of Business at New York University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: August 16, 2017	By:	/s/ Robert B. Bazemore
Robert B. Bazemore